Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1 Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2 Date of Material Change

May 8, 2026

Item 3 News Release

The press release attached as Schedule “A” was released on May 8, 2026 through an approved Canadian newswire service.

Item 4 Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5 Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6 Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7 Omitted Information

Not applicable.

Item 8 Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9 Date of Report

May 8, 2026

SCHEDULE “A”

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Digi Power X Announces Upsizing of At-the-Market Offering Program

MIAMI, FL – May 8, 2026 – Digi Power X Inc. (Nasdaq: DGXX / Cboe Canada: DGX) (the “Company”), an AI data center infrastructure operator, today announced the upsizing by US$100 million of the previously announced “at-the-market” equity offering program (the “ATM Equity Program”) established with A.G.P./Alliance Global Partners (the “Agent”) pursuant to an amended and restated sales agreement dated April 9, 2026 (the “ATM Agreement”).

On May 8, 2026, the Company filed a prospectus supplement to increase the size of the ATM Equity Program pursuant to which the Company may offer and sell, from time to time through the Agent, subordinate voting shares of the Company (“SV Shares”) having an aggregate offering price of up to US$175 million. Sales of SV Shares, if any, in the ATM Equity Program are anticipated to be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the U.S. Securities Act of 1933, as amended, directly on the Nasdaq Capital Market or another trading market for the SV Shares in the United States at the market price prevailing at the time of each sale. No SV Shares will be offered or sold under the ATM Equity Program in Canada, to anyone known by the Agent to be a resident of Canada or over or through the facilities of Cboe Canada or any other exchange or market in Canada. The ATM Equity Program may be terminated by either party at any time.

The Company intends to use the net proceeds of the ATM Equity Program, if any, primarily for general corporate purposes, including funding ongoing operations and/or working capital requirements, completing construction on the Company’s Tier 3 data center facilities, repaying indebtedness outstanding from time to time, and completing potential acquisitions to expand power infrastructure capacity and build out its planned AI and HPC network.

For additional information on the ATM Equity Program, please see the Company’s press releases of May 30, 2025, November 18, 2025 and April 9, 2026.The prospectus supplement is available on the SEC’s EDGAR website at www.sec.gov/EDGAR.

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities in the United States or in any jurisdiction where the offer, sale or solicitation would be unlawful. The SV Shares referred to in this news release may not be offered or sold in the United States absent registration or an applicable exemption from registration.

About Digi Power X

Digi Power X is an AI infrastructure company, operating a vertically integrated portfolio of power assets and data center capacity across Alabama, New York, and North Carolina, with approximately 400 MW of secured power across its sites. The Company’s NeoCloudz platform delivers GPU-as-a-Service on dedicated, bare metal NVIDIA infrastructure. For more information, visit www.digipowerx.com.

Investor Relations

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes statements regarding the business of the Company. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “goals,’ “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking information is subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: future capital needs and uncertainty regarding the Company’s ability to raise additional capital; costs associated with the development, manufacturing and deployment of AI infrastructure; global demand for AI computing infrastructure; further improvements to profitability and efficiency may not be realized; and other related risks, some of which are more fully set out in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other documents disclosed in the Company’s filings at www.sedarplus.ca and in the Company’s annual, quarterly and current reports filed with the SEC on its website, www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

2